UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2004

Amphenol Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-10879	22-2785165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

358 Hall Avenue Wallingford, Connecticut		06492
(Address of principal executive offices)		(Zip Code)

(203) 265-8900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 19, 2004, the Board of Directors of Amphenol Corporation (the “Company”) appointed Diana G. Reardon, 45, Senior Vice President and Chief Financial Officer of the Company.  Ms. Reardon formerly served as Vice President of the Company since January 2004, Treasurer of the Company since 1992 and Controller of the Company since 1994.  Ms. Reardon has been an employee of the Company since 1988.  She does not serve on the board of directors of any public companies.  Ms. Reardon replaces Edward G. Jepsen, who has announced his retirement from the position of Chief Financial Officer of the Company, effective October 19, 2004.  Mr. Jepsen will continue in his position as Executive Vice President of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 20, 2004	AMPHENOL CORPORATION

	By:	/s/ Martin H. Loeffler
		Name:	Martin H. Loeffler
		Title:	Chairman and Chief Executive Officer